COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN
DREYFUS VARIABLE INVESTMENT FUND, BALANCED PORTFOLIO
WITH THE STANDARD & POOR'S 500 COMPOSITE STOCK PRICE INDEX,
THE LEHMAN BROTHERS INTERMEDIATE GOVERNMENT / CORPORATE
BOND INDEX AND A HYBRID INDEX


EXHIBIT A:

           DREYFUS     STANDARD        LEHMAN
          VARIABLE   & POOR'S 500     BROTHERS
         INVESTMENT    COMPOSITE    INTERMEDIATE
            FUND,        STOCK     GOVERNMENT /
 PERIOD   BALANCED       PRICE       CORPORATE      HYBRID
          PORTFOLIO     INDEX*      BOND INDEX**   INDEX***

 5/1/97     10,000      10,000        10,000         10,000
6/30/97     10,864      11,083        10,175         10,720
9/30/97     11,558      11,913        10,450         11,328
12/31/97    11,847      12,255        10,674         11,622
3/31/98     12,573      13,964        10,840         12,667
6/30/98     12,877      14,427        11,044         13,020
9/30/98     12,698      12,996        11,540         12,421
12/31/98    14,494      15,760        11,574         14,010

*Source: Lipper Analytical Services, Inc.
**Source: Lehman Brothers
***Source: Lipper Analytical Services, Inc. and Lehman Brothers